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                                                                       EXHIBIT 6

                           [John Hancock Mutual Life
                         Insurance Company Letterhead]


                                                         March 27, 1997


Board of Directors
John Hancock Variable Life Insurance Company



    Re: Actuarial Opinion:


Members of the Board:

This opinion is furnished in connection with the filing of Post-Effective Amendment No. 1 to this Registration Statement on Form S-6 by John Hancock Variable Life Insurance Company (JHVLICO) under the Securities Act of 1933, as amended, with respect to flexible premium variable life insurance policies under which amounts will be allocated by JHVLICO to one or more of the subaccounts of John Hancock Variable Life Account S ("Account"). The flexible premium policy is described in the prospectus included in this amended Registration Statement.

The policy form was prepared under my direction, and I am familiar with the amended Registration Statement and exhibits thereto. In my opinion, the illustrations of death benefits, surrender values, and accumulated premiums shown in the appendix of the flexible premium prospectus included in the amended Registration Statement, based on the assumptions stated in the illustrations, are consistent with the provisions of the policy. Such assumptions, including the current cost of insurance rates and other charges, are reasonable. The policy has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear disproportionately more favorable to a prospective purchaser of a policy for a standard risk male age 45 than to a prospective purchaser of a policy for a male at other ages or in another risk classification or for a female; nor have the particular examples set forth in the illustrations been selected for the purpose of making this relationship appear more favorable.

I hereby consent to the filing of this opinion as an exhibit to the amended Registration Statement and to the use of my name under the heading "Experts" in the prospectus.



                                 /RANDI M. STERRN/
                                 -----------------
                                 Randi M. Sterrn, FSA
                                 Senior Associate Actuary

FCC0070.DOC  (MEVL)